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                                                                    EXHIBIT 99.2

CONTACT: JOSEPH MACNOW
       (201) 587-1000

                                                                [VORNADO
                                                              REALTY TRUST LOGO]
                                                          PARK 80 WEST, PLAZA II
                                                          SADDLE BROOK, NJ 07663



FOR IMMEDIATE RELEASE-MAY 20, 1999


UNDERWRITERS EXERCISE OVER-ALLOTMENT OPTION



     SADDLE BROOK, NEW JERSEY.....VORNADO REALTY TRUST (NYSE:VNO) announced that the underwriters of its May 17, 1999 8.5% Series C Cumulative Redeemable Preferred Stock offering exercised their over-allotment option in full and purchased an additional 600,000 preferred shares from the Company at $25.00 per share for gross proceeds of $15,000,000. Combined with the earlier sale, Vornado sold a total of 4,600,000 shares for gross proceeds of $115,000,000.


     Salomon Smith Barney acted as lead manager with Merrill Lynch & Co., Morgan Stanley, Dean Witter, Paine Webber Incorporated and Prudential Securities as co-managers of the offering.



     This communication is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


     Vornado Realty Trust is a fully-integrated equity real estate investment trust.


     Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.





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